Exhibit 10.4

NGP CAPITAL RESOURCES COMPANY
NGP INVESTMENT ADVISOR, LP

AMENDED AND RESTATED
JOINT CODE OF ETHICS

Adopted July 31, 2008

This Amended and Restated Code of Ethics (the “Code”) has been adopted by the Board of Directors, including a majority of the Directors who are not interested persons, of NGP Capital Resources Company (the “Company”) and the general partner of NGP Investment Advisor, LP (the “Adviser”) in order to satisfy the requirements of Rule 17j-1 under the Investment Company Act of 1940 (the “1940 Act”) and Section 204A of the Investment Advisers Act of 1940 (the “Advisers Act”).

As it relates to Rule 17j-1 of the 1940 Act, the purpose of the Code is to establish standards and procedures that are reasonably designed for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of the Company may abuse their fiduciary duties to the Company and otherwise deal with the types of conflicts of interest situations to which Rule 17j-1 is addressed. As it relates to Section 204A of the Advisers Act, the purpose of this Code is to establish procedures that, taking into consideration the nature of the Adviser’s business, are reasonably designed to prevent the misuse of material non-public information in violation of the federal securities laws by persons associated with the Adviser.

SECTION 1

DEFINITIONS

1.1.	“Access Person” means (a) the Adviser, (b) any director, general partner, or officer of the Adviser or the Company, and (c) any Advisory Person.

1.2.
“Advisory Person” means any (a) employee of the Company (or any company in a Control relationship with the Company) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Company or whose functions relate to the making of any recommendations with respect to such purchases or sales, and (b) employee of the Adviser who has access to nonpublic information regarding the Company’s purchase or sale of securities, or nonpublic information regarding the portfolio holdings of the Company, or who, in connection with his or her regular functions or duties is involved in making securities recommendations to the Company, or has access to such recommendations that are not public.

1.3.	“Annual Certification” means an Annual Certification of Compliance with Code of Ethics, in the form attached as Schedule F.

1.4.
“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation and includes a dividend reinvestment plan.

1.5.
“Beneficial Ownership” has the meaning set forth in paragraph (a)(2) of Rule 16a-1 under the Securities Exchange Act of 1934, and for purposes of this Code includes any interest by which an Access Person or any Immediate Family Member of an Access Person can directly or indirectly derive monetary or other economic benefit from the purchase, sale (or other acquisition or disposition), or ownership of a security, including any such interest that arises as a result of: a general partnership interest in a general or limited partnership, an interest in a trust, a right to dividends that is separated or separate from the underlying security, a right to acquire equity securities through the exercise or conversion of a derivative security (whether or not presently exercisable), and a performance related advisory fee (other than an asset based fee).

1.6.	“Board Member” means each individual who serves as a director of the Company.

1.7.
“Committee of Independent Directors” means a committee comprised of all of the directors of the Company who are not “interested persons” of the Company as defined in Section 2(a)(19) of the 1940 Act acting as a committee of the whole.

1.8.	“Compliance Officer” means the person designated by the Adviser to serve as the chief compliance officer of the Adviser.

1.9.
“Control” has the meaning set forth in Section 2(a)(9) of the 1940 Act, and includes the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with the company. Control shall be presumed to exist where a person owns beneficially, either directly or through one or more companies, more than 25% of the voting securities of a company.

1.10.
“Covered Security” means a security as defined in Section 2(a)(36) of the 1940 Act and includes any and all stock, debt obligations, and similar instruments of whatever kind, including any right or warrant to purchase a security, or option to acquire or sell a security, a group or index of securities. References to a security in this Code shall be deemed to refer to and include any warrant for, option in, or security immediately convertible into that security, and shall also include any financial instrument that has an investment return or value that is based, in whole or in part, on that security (collectively “derivatives”).

The term “Covered Security” does not include: (a) direct obligations of the Government of the United States, (b) bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements, (c) shares issued by money market funds, (d) any shares issued by an open-end investment company, and (e) shares issued by unit investment trusts that are invested exclusively in one or more open-end investment companies.

A Covered Security is “being considered for purchase or sale” when a recommendation to purchase or sell the security has been made or communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

1.11.	“Immediate Family Member” means a person who shares the same household as the Access Person and is related to the Access Person by blood, marriage, or adoption.

1.12.	“Independent Board Member” means each individual who serves as a director of the Company who is not an “interested person,” as defined in Section 2(a)(19) of the 1940 Act, of the Company.

1.13.	“Initial Certification” means an Initial Certification of Compliance with Code of Ethics, in the form attached as Schedule E.

1.14.
“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

1.15
“Investment Personnel” mean (a) any employee of the Company or the Advisor (or of any company in a control relationship to the Company or the Advisor who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Company or (b) any natural person who controls the Company or the Advisor and who obtains information concerning recommendations made by the Company regarding the purchase or sale of securities by the Company.

1.16.	“Limited Offering” means an offering that is exempt from registration pursuant to Section 4(2) of Section 4(6) of the Securities Act of 1933 or Rule 504, 505, or 506 thereunder.

1.17.
“Related Party” means an employee’s spouse, minor children, other relative who live in the employee’s household and trusts and similar entities with respect to which an employee is trustee or otherwise enjoys beneficial ownership.

1.18.	“Restricted Securities” has the meaning ascribed to such term in Section 3.1.

1.19.	“Restricted Securities List” means the list of Restricted Securities maintained by the Compliance Officer as it exists at such time.

1.20.
“Security Held or to be Acquired by the Company” means (a) any Covered Security that, within the most recent 15 days: (i) is or has been held by the Company, or (ii) is being or has been considered by the Company or the Advisor for purchase by the Company, and (b) any option to purchase or sell, and any securities convertible into or exchangeable for, a Covered Security described in clause (a).

SECTION 2

STATEMENT OF GENERAL PRINCIPLES

The general fiduciary principles that govern the trading activities by an Access Person are as follows:

(a)	The duty at all times to place the interests of the stockholders of the Company first.

(b)
The requirement that all personal securities transactions be conducted in a manner that does not interfere with the Company’s portfolio transactions so as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility.

(c)	The fundamental standard that Access Persons should not take inappropriate or unfair advantage of their relationship with the Company or the Adviser.

(d)	The duty of all Access Persons to comply with all applicable federal securities laws.

Access Persons must adhere to these general principles as well as comply with the Code’s specific provisions.

SECTION 3

PROHIBITED PURCHASES AND SALES

3.1 Except as permitted pursuant to Section 4 or 5 below, no Access Person shall purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which he or she knows or should know at the time of such purchase or sale: (a) has been purchased or sold by the Company within the last 15 calendar days or held by the Company for less than 60 calendar days, (b) is currently being purchased or sold by the Company, or (c) is being, or within the most recent 15 calendar days has been, considered for purchase or sale by the Company (“Restricted Securities”). These prohibitions shall continue until the time that the Adviser or any such Access Person decides not to recommend such purchase or sale, or if such recommendation is made, until the time that the Company decides not to enter into, or completes, such recommended purchase or sale.

3.2 No Access Person shall recommend any securities transaction by the Company without having disclosed his interest, if any, in such securities or the issuer of the securities, including without limitation: (a) his or her direct or indirect beneficial ownership of any securities of any such issuer, (b) any contemplated transaction by such person in such securities, (c) any position with such issuer or its affiliates, or (d) any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

3.3 No Access Person shall, directly or indirectly in connection with the purchase or sale of any Security Held or to be Acquired by the Company: (a) employ any device, scheme, or artifice to defraud the Company, (b) make to the Company any untrue statement of a material fact or omit to state to the Company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading, (c) engage in any act, practice, or course of business that operates or would operate as a fraud or deceit upon the Company, or (d) engage in any manipulative practice with respect to the Company.

3.4  No Access Person or Investment Personnel shall: (a) purchase, directly or indirectly, or by reason of such transaction acquire, any direct or indirect beneficial ownership of any Covered Securities in an Initial Public Offering or a Limited Offering without prior approval in accordance with this Code or (b) (i) seek or accept favors, preferential treatment or any other personal benefit because of his or her association with the Adviser or the Company, (ii) accept any entertainment, gift or other personal benefit that may create or appears to create a conflict between the interests of such person and the Adviser or the Company, or (iii) receive any gift or other personal benefit of more than de minimis value from any person or entity that does business with or on behalf of the Adviser or the Company.  For purposes of this Code, de minimis is defined as reasonable and customary gifts, benefits or business entertainment (such as dinners, tickets to sporting events or theater, or comparable entertainment) which is neither so frequent nor so extensive as to raise any question of propriety. Any questions regarding the receipt of any gift or other personal benefit should be directed to the Compliance Officer.

SECTION 4

EXEMPT PURCHASES AND SALES

The prohibitions in Section 3 of this Code shall not apply to:

(a)	purchases or sales effected in any account over which an Access Person has no direct or indirect influence or control;

(b)	purchases or sales of securities that are not listed on the Restricted Securities List, other than securities acquired in an Initial Public Offering or a Limited Offering;

(c)
purchases or sales of securities that are U.S. Treasury obligations, commercial paper and high quality debt instruments (including repurchase agreements) with a stated maturity of 12 months or less, bankers' acceptances, and bank certificates of deposit;

(d)	purchases and redemptions of shares of registered open-end investment companies (mutual funds), but not shares of funds advised by the Adviser, closed-end funds, or exchange traded funds;

(e)
purchases effected upon exercise of rights issued by an issuer pro rata to all holders of a class of its securities to the extent such rights were acquired from such issuer, and sales of such rights to be acquired;

(f)	involuntary (i.e., non-volitional) purchases and sales of securities;

(g)	transactions effected pursuant to an Automatic Investment Plan;

(h)	joint investments permitted pursuant to an exemptive order issued by the Securities and Exchange Commission; or

(i)	purchases or sales for which the Access Person has received prior approval from the Compliance Officer in accordance with this Code.

SECTION 5

PRIOR CLEARANCE OF TRANSACTIONS

No Access Person or Investment Personnel shall acquire any beneficial ownership in any Covered Securities in an Initial Public Offering or in a Limited Offering, without obtaining prior written clearance from the Compliance Officer or a person designated by the Compliance Officer to pre-clear transactions. The Compliance Officer and these designated persons are referred to as a “Clearing Officer.” A Clearing Officer seeking pre-clearance with respect to his or her own transaction shall obtain such clearance from another Clearing Officer.

Any Access Person or Investment Personnel who effects a purchase or sale of any Covered Security after obtaining prior written clearance shall be deemed not to be in violation of Section 3 of this Code by reason of such purchase or sale. Upon written request from an Access Person or Investment Personnel as provided in Paragraph 5.1 below, a Clearing Officer shall have the sole discretion to pre-approve a personal securities transaction, and thereby exempt such transaction from the restrictions of this Code. The Clearing Officer shall make such determination in accordance with the following:

(a)
Prior approval shall be granted only if a purchase or sale of securities is consistent with the purposes of this Code and Section 17(j) of the 1940 Act. To illustrate, a purchase or sale shall be considered consistent with those purposes if such purchase or sale is only remotely potentially harmful to the Company or the Adviser because such purchase or sale would be unlikely to affect a highly institutional market, or because such purchase or sale is clearly not related economically to the securities held, purchased, or sold by the Company.

(b)	Prior approval shall take into account, among other factors:

(i)
whether the investment opportunity should be reserved for the Company and whether the opportunity is being offered to the Access Person or Investment Personnel by virtue of the Access Person’s or Investment Personnel’s position with the Company or the Adviser;

(ii)	whether the amount or nature of the transaction or person making it is likely to affect the price or market for the security;

(iii)	whether the Access Person or Investment Personnel making the proposed purchase or sale is likely to benefit from purchases or sales being made or being considered by the Company;

(iv)	whether the security proposed to be purchased or sold is one that would qualify for purchase or sale by the Company;

(v)	whether the transaction is non-volitional on the part of the individual, such as receipt of a stock dividend or a sinking fund call;

(vi)	whether the chance of a conflict of interest is remote; and

(vii)	whether the transaction is likely to effect the Company adversely.

(c)
An Access Person or Investment Personnel must submit in writing a completed and executed Request for Permission to Engage in a Personal Securities Transaction (a form of which is attached hereto as Schedule A), which shall set forth the details of the proposed transaction. Approval of the transaction as described on such form shall be evidenced by the signature of the Clearing Officer thereon. A copy of all prior approval forms, with all required signatures, shall be retained by the Compliance Officer.

(d)
If approval is given to the Access Person or Investment Personnel in accordance with this Code to engage in a securities transaction, the Access Person or Investment Personnel is under an affirmative obligation to disclose that position if such Access Person or Investment Personnel plays a material role in the Company’s subsequent investment decision regarding the same issuer. In such circumstances, an independent review of the Company’s investment decision to purchase securities of the issuer by investment personnel with no personal interest in the issuer shall be conducted.

(e)
Approval granted to an Access Person or Investment Personnel in accordance with this Code is only effective for seven days from the date of such approval; provided, however, that a pre-clearance expires upon the Access Person or Investment Personnel receiving pre-clearance becoming aware of facts or circumstances that would prevent a proposed trade from being pre-cleared were such facts or circumstances made known to a Clearing Officer. Accordingly, if an Access Person or Investment Personnel becomes aware of new or changed facts or circumstances that give rise to a question as to whether pre-clearance could be obtained if a Clearing Officer was aware of such facts or circumstances, the Access Person or Investment Personnel shall be required to so advise a Clearing Officer and obtain a new pre-clearance before proceeding with such transaction.

SECTION 6

REPORTING

6.1 Every Access Person must submit an Initial Holdings Report, Quarterly Transactions Reports, and Annual Holdings Reports on such dates as shall be determined by the Compliance Officer containing the information set forth below about each transaction, if any, by which the Access Person acquires any direct or indirect beneficial ownership of a Covered Security; provided, however, that:

(a)	an Access Person shall not be required to include in such reports any transaction effected for any account over which such Access Person does not have any direct or indirect influence or control; and

(b)
Independent Board Members of the Company shall not be required to submit an Initial Holdings Report or Annual Holdings Reports, and shall be required to submit a Quarterly Transaction Report of a transaction only if such person, at the time of that transaction, knew, or in the ordinary course of fulfilling his official duties as a director of the Company should have known, that during the 15-day period immediately preceding or after the date of the transaction by such person, the security such person purchased or sold is or was purchased or sold by the Company or was being considered for purchase or sale by the Company or the Adviser.

6.2 Each Access Person within ten days of the date that he or she becomes an Access Person (which information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person) shall furnish to the Compliance Officer an Initial Holdings Report in the form attached as Schedule B containing the following information: (a) the title, number of shares, and principal amount of each Covered Security that he or she beneficially owns, directly or indirectly, (b) the name of any broker, dealer, or bank with whom the Access Person maintained an account in which any Covered Securities held, purchased, or sold (“personal securities account”) for the direct or indirect benefit of the Access Person as of the date the person became an Access Person, and (c) the date the report is submitted by the Access Person.

Timely submission of an Initial Holdings Report, along with a copy of the most recent monthly statement for each personal securities account and copies of all confirmation of transactions effected after the date of such statement, shall satisfy the requirements of this Section 6.2 regarding submission of an Initial Holdings Report.

6.3 An Access Person must submit no later than 30 days after the end of each calendar quarter to the Compliance Officer (a) a report containing the name of any broker, dealer, or bank with whom the Access Person established an account in which any Covered Securities were held during the quarter for such person’s direct or indirect benefit, the date the account was established, and the date the report is submitted, and (b) a Quarterly Transactions Report in the form attached as Schedule C containing the following information with respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

(a)	the date of the transaction, the title, the interest rate and maturity date (if applicable) and the number of shares, and the principal amount of each security involved;

(b)	the nature of the transaction (i.e., purchase, sale or other acquisition or disposition);

(c)	the price at which the transaction was effected;

(d)	the name of the broker, dealer or bank with or through whom the transaction was effected; and

(e)	the date that the report is submitted by the Access Person.

An Access Person need not file a Quarterly Transaction Report for a calendar quarter if the Compliance Officer is being furnished with (a) confirmations and statements for all personal securities accounts of such Access Person, (b) duplicate monthly brokerage statements for all personal securities accounts on all transactions required to be reported hereunder, or (c) the requisite information on all transactions required to be reported hereunder through a transaction monitoring system, which may or may not be automated, in a manner acceptable to the Compliance Officer, provided that the Access Person has no reportable transactions other than those reflected in the confirmations and statements for such accounts.

6.4 Every Access Person must submit an Annual Holdings Report in the form attached as Schedule D to the Compliance Officer, which information must be current as of a date no more than 45 days before the report is submitted containing the following information:

(a)	the title and the number of shares, and the principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

(b)	the name of any broker, dealer or bank with whom the Access Person maintains an account; and

(c)	the date that the report is submitted by the Access Person.

Submission of the Annual Holdings Report, along with copies of the most recent monthly statement for each person’s securities account, shall satisfy the requirements of this Section 6.4 regarding submission of an Annual Holdings Report.

6.5 Any report may also contain a statement declaring that the reporting or recording of any such transaction shall not be construed as an admission that the Access Person making the report has any direct or indirect beneficial ownership in the security to which the report relates.

6.6  An Access Person to the Advisor need not make a separate report to the Advisor under this Section 6 to the extent the information in the report would duplicate information required to be recorded under Rule 204-2(a)(13) under the Investment Advisers Act of 1940.

SECTION 7

ADMINISTRATION AND PROCEDURAL MATTERS

7.1	The Compliance Officer shall:

(a)
maintain a current list of the names of all Access Persons, with an appropriate description in each case of the titles or employment of such persons, including a notation of any directorships held by Access Persons, and the date each such person became an Access Person.

(b)	on an annual basis, furnish a copy of this Code to each Access Person;

(c)	notify each Access Person of his or her obligation to file reports as provided by this Code;

(d)	obtain Initial and Annual Holdings Reports from Access Persons and review Initial and Annual Holdings Reports;

(e)
report to the Board Members of the Company the facts contained in any reports filed with the Compliance Officer pursuant to this Code when any such report indicates that an Access Person purchased or sold a security held or to be acquired by the Company;

(f)	supervise the implementation of this Code by the Adviser and the enforcement of the terms hereof by the Adviser;

(g)	determine whether any particular securities transaction should be exempted pursuant to the provisions of this Code;

(h)	issue either personally or with the assistance of counsel as may be appropriate, any interpretation of this Code that may appear consistent with the objectives of Rule 17j-1 and this Code;

(i)	conduct such inspections or investigations as shall reasonably be required to detect and report any apparent violations of this Code to the Board Members of the Company;

(j)	review reports submitted pursuant to this Code;

(k)	maintain and cause to be maintained in an easily accessible place, the following records:

(i)	a copy of any Code adopted pursuant to Rule 17j-1 which has been in effect during the past five years;

(ii)	a record of any violation of any such Code and of any action taken as a result of such violation;

(iii)	a copy of each report made by the Compliance Officer during the past five years;

(iv)
a list of all persons who are, or within the past five years have been, required to make reports pursuant to Rule 17j-1, or who are or were responsible for reviewing these reports, with an appropriate description of their title or employment;

(v)
a copy of each report made by an Access Person as required by Section 6 of the Code, including any information provided in lieu of the reports under Section 6 of the Code, during the past five years; and

(vi)	a copy of each report to the Board Members of the Company required by Section 7.1(e) during the past five years; and

(l)	perform such other duties as are set forth in this Code.

7.2 This Code may not be amended or modified except in a written form that is specifically approved by the Board Members of the Company, including a majority of the Independent Board Members, within six months after such amendment or modification.

In connection with any such amendment or modification the Board Members must receive a certification from the Compliance Officer certifying the procedures reasonably necessary to prevent Access Persons from violating the Code, as proposed to be amended or modified, have been adopted.

7.3 The Compliance Officer may delegate to one or more other officers of the Adviser such responsibilities of the Compliance Officer as he or she may deem appropriate; provided, that: (a) any such delegation shall be set forth in writing and retained as part of the records of the Company and the Adviser and (b) it shall be the responsibility of the Compliance Officer to supervise the performance by such persons of the responsibilities that have been delegated to them.

SECTION 8

PROHIBITION AGAINST INSIDER TRADING

This Section is intended to satisfy the requirements of Section 204A of the Advisers Act, which is applicable to the Adviser and requires that the Adviser establish and enforce procedures designed to prevent the misuse of material, non-public information by its associated persons. It applies to all employees of the Company and the Adviser as well as to Board Members of the Company. Trading securities while in possession of material, non-public information, or improperly communicating that information to others, may expose an employee or Board Member to severe penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or imprisonment for up to ten years (25 years if their actions constitute fraud). The SEC can recover the profits gained or losses avoided through the violative trading, a penalty of up to three times the illicit windfall, and an order permanently barring an Adviser Employee from the securities industry. Finally, an employee or Board Member may be sued by investors seeking to recover damages for insider trading violations.

8.1 Prohibited Transactions. When an employee or Board Member of the Company or the Adviser knows material, nonpublic information about the Company, he or she may not: (a) trade in the Company’s securities, (b) advise others to buy, hold, or sell the Company’s securities, (c) have others trade for him or her in Company securities, (d) disclose or communicate the information to anyone else who might then trade (“tip”), or (e) assist anyone in any of these activities. Transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency) are not an exception to the prohibition on insider trading. In addition, a Related Party of an employee or Board Member of the Company or the Adviser may not purchase Company securities while such employee or Board Member, as applicable, is in possession of material, nonpublic information, even if the employee or Board Member does not actually “tip” the Related Party regarding such information, and (ii) a Related Party of a Section 16 Employee (as hereinafter defined) or an Access Person is subject to the preclearance and trading window restrictions set forth below.

8.2 Transactions in Securities of Portfolio Companies. Employees and Board Members also may learn material, nonpublic information about other companies from time to time as a result of their positions. Prohibitions against insider trading apply equally to transactions in those companies’ securities while the employee or Board Member is in possession of their material, nonpublic information. Contacts with portfolio companies or prospective portfolio companies will sometimes be a part of an employee’s research efforts. Employees of the Adviser may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues arise, however, when, in the course of these contacts, an employee or Board Member becomes aware of material, non-public information. This could happen, for example, if a portfolio company’s chief financial officer prematurely discloses quarterly results to an employee or an investor relations representative makes selective disclosure of adverse news to a handful of investors. In such situations, an employee or Board Member must make a judgment as to his or her further conduct. To protect yourself, clients, the Company, and the Adviser, an employee and Board Member should contact the Compliance Officer immediately if he or she believes that he or she may have received material, non-public information.

8.3 Short Sales. Employees and Board Members of the Company and the Adviser, regardless of whether or not they are aware of material, nonpublic information about the Company, may not engage in short sales of the Company’s securities.

8.4 Material Information. Information is “material” where there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this includes any information the disclosure of which will have a substantial effect on the price of a security. No simple test exists to determine when information is material; assessments of materiality involve a highly fact specific inquiry. For this reason, employees and Board Members should direct any questions about whether information is material to the Compliance Officer. Material information often relates to a company’s results and operations, including, for example, quarterly and year-end earnings and significant changes in financial performance, outlook, or liquidity; portfolio valuation and net asset value announcements; changes in dividend policies or amounts; changes in previously released earnings estimates; significant merger or acquisition proposals or agreements; major litigation, liquidity problems; stock splits; private or public securities offerings; and extraordinary management developments. Material information may also relate to the market for a company’s securities. Information about a significant order to purchase or sell securities may, in some contexts, be material. Pre-publication information regarding reports in the financial press may also be material.

8.5 Nonpublic Information. Information is “public” when it has been disseminated broadly to investors in the marketplace. For example, information is public after it has become available to the general public through a public filing with the SEC or some other government agency, the Dow Jones “tape” or The Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely. Generally, no transaction should take place until the next business day after the disclosure of material information.

8.6 Review Prior to Executing a Trade. An employee or Board Member of the Company or the Adviser, before executing any trade for himself or herself, or others, including the Company or other accounts managed by the Adviser or by a stockholder of the Adviser, or any affiliate of the stockholder (“Client Accounts”), must determine whether he or she has material, non-public information. An employee or Board Member who believes he or she is in possession of material, non-public information must take the following steps:

(a)	Report the information and proposed trade immediately to the Compliance Officer;

(b)	Do not purchase or sell the securities on behalf of anyone, including Client Accounts; and

(c)	Do not communicate the information to any person, other than to the Compliance Officer.

After the Compliance Officer has reviewed the issue, the Adviser will determine whether the information is material and non-public and, if so, what action the Adviser and the employee or Board Member, as applicable, should take. Employees and Board Members must consult with the Compliance Officer before taking any action. This degree of caution will protect employees, Board Members, clients, the Company, and the Adviser.

8.7 Rule 10b5-1 Trading Plans. An employee or Board Member of the Company or the Adviser may trade in Company securities regardless of his or her awareness of material, nonpublic information if the transaction is made pursuant to a pre-arranged trading plan that was entered into when the employee was not in possession of material, nonpublic information (a “Rule 10b5-1 Trading Plan”). Any such Rule 10b5-1 Trading Plans must (a) be written, (b) specify the amount of, date(s) on, and price(s) at which the securities are to be traded or establish a formula for determining such items, and (c) receive prior approval from the Compliance Officer. A Rule 10b5-1 Trading Plan may not be adopted when an employee or Board Member is in possession of material, nonpublic information about the Company. Furthermore, an employee or Board Member may amend or replace his or her Rule 10b5-1 Trading Plan only during periods when trading is permitted in accordance with this Code.

8.8 Preclearance Procedures for Section 16 Employees and Access Persons. Certain Company employees who are subject to the reporting provisions and the trading restrictions of Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16 Employees”), as well as Access Persons, may trade in Company securities only at certain times throughout the year (“trading windows”) and only after first obtaining prior approval for a trade from the Compliance Officer at least two (2) days, but no more than five (5) days, prior to the proposed trade.

The Compliance Officer may reject any trading request made by a Section 16 Employee or an Access Person at his or her sole and reasonable discretion. An employee or Board Member who is deemed by the Company to be a Section 16 Employee and/or Access Person will be notified of such a decision by the Compliance Officer.

8.9  Trading Windows for Section 16 Employees. Subject to being precleared by the Compliance Officer, Section 16 Employees may trade in Company securities only during the period beginning on the first full trading day following the Company’s widespread public release of quarterly or year-end earnings, and ending at the close of trading on the last business day of the second month of the fiscal quarter in which the earnings are released (e.g., if the Company releases first quarter earnings on Tuesday, May 6th, Section 16 Employees will have a trading window that is open from Wednesday, May 7th, through the last business day in May).

8.10 Trading Windows for Access Persons. Subject to being precleared by the Compliance Officer, an Access Person may trade in Company securities only during the period beginning on the first full trading day following the Company’s widespread public release of quarterly or year-end earnings, and ending at the close of trading on the last business day of the fiscal quarter in which the earnings are released (e.g., if the Company releases first quarter earnings on Tuesday, May 6th, Access Persons will have a trading window that is open from Wednesday, May 7th, through the last business day in June).

8.11 Hardship Cases. The Compliance Officer may, on a case-by-case basis, authorize trading in Company securities by Section 16 Employees and Access Persons outside of the applicable trading windows due to financial hardship or other hardships, but only if: (a) the employee or Board Member who wishes to trade has, at least two (2) days prior to the anticipated trade date, notified the Compliance Officer in writing of the circumstances of the hardship and the amount and nature of the proposed trade(s) and (b) the person trading is not in possession of material, nonpublic information concerning the Company and has certified that fact in writing to the Compliance Officer.

8.12 Additional Prohibited Transactions. The Company considers it improper and inappropriate for any Section 16 Employee or Access Person to engage in speculative transactions in the Company's securities. It is therefore the Company’s policy that, in addition to the prohibited transactions described above, Section 16 Employees and Access Persons may not engage in any of the following transactions with respect to the Company's securities: (a) publicly traded options and (b) hedging transactions (such as zero-cost collars and forward sales contracts).

8.13 Reporting Violations. Any employee or Board Member who becomes aware of a violation of this insider trading policy should report such violation to his or her supervisor or the Compliance Officer.

8.14 Legal Review. Whenever an employee or Board Member has any questions about a transaction or compliance with this insider trading policy or seeks an exception from this policy, he or she should consult with the Compliance Officer before the transaction takes place. Although the Compliance Officer’s advice should not be considered investment advice or a guarantee that no liability will arise, all decisions by the Compliance Officer with respect to this policy will be final.

SECTION 9

SANCTIONS

Any violation of this Code shall be subject to the imposition of such sanctions by the Company and the Adviser as may be deemed appropriate under the circumstances to achieve the purposes of Rule 17j-1 and this Code. Any sanctions to be imposed by the Company shall be determined by the Committee of Independent Directors of the Company. Any sanctions to be imposed by the Adviser shall be designated by the Adviser. Sanctions may include, but are not limited to, suspension or termination of employment, a letter of censure and/or restitution of an amount equal to the difference between the price paid or received by the Company and the more advantageous price paid or received by the offending person.

SECTION 10

REVIEW OF REPORTS

The Compliance Officer shall be responsible for reviewing all reports filed with the Company or the Adviser pursuant to Section 6 of this Code. Such officer shall indicate on each report the date of his review and shall sign each report to indicate that it has been reviewed. Such officer shall report to the Committee of the Independent Directors of the Company any violations of this Code that come to his or her attention in such review.

SECTION 11

INVESTMENT ADVISERS

Prior to retaining the services of an investment adviser or principal underwriter for the Company, the Board of Directors of the Company shall review the Code of Ethics adopted pursuant to paragraph (b)(1)(i) of Rule 17j-1 under the 1940 Act by such investment adviser or principal underwriter, and shall receive a certification from such investment adviser or principal underwriter that it has adopted such procedures as are necessary to prevent Access Persons from violating such code.

SECTION 12

PERIODIC REVIEW

The Board of Directors (including a majority of the Independent Directors) of the Company shall review and evaluate this Code and the Reports filed by Access Persons at least once a year to determine that each Access Person is complying with the requirements of the Code and to determine that this Code contains such provisions as are reasonably necessary to prevent Access Persons from engaging in any act, practice, or course of business prohibited by paragraph (a) of Rule 17j-1.

No less frequently than annually, the Compliance Officer shall furnish the Board of Directors of the Company a report:

(a)
Describing issues arising under this Code of Ethics since the last report to the Board, including but not limited to, information about material violations of the Code, sanctions imposed in response to such violations, changes made to the Code or procedures, and any proposed or recommended changes to the Code or procedures, and

(b)	Certifying that the Company and the Adviser each have adopted such procedures as are reasonably necessary to prevent Access Persons from violating the Code.

SECTION 13

CONFIDENTIALITY

All information obtained from any Access Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder will be made available to the SEC or any other regulatory or self-regulatory organization only to the extent required by law or regulation.

SECTION 14

OTHER LAWS, RULES AND STATEMENTS OF POLICY

Nothing contained in this Code shall be interpreted as relieving any Access Person from acting in accordance with the provisions of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person adopted by the Company or the Adviser.

SECTION 15

FURTHER INFORMATION

If any person has any question with regard to the applicability of the provisions of this Code generally or with regard to any securities transaction or transactions, he or she should consult the Compliance Officer. As of the date hereof, the Compliance Officer is John H. Homier or such person or persons to whom he shall delegate such duty from time to time.

SECTION 16

CERTIFICATION OF ACCESS PERSONS

All Access Persons of the Company must submit a certificate (a form of which is attached as Schedule E) that they have read and understand this Code and recognize that as an Access Person they are subject to the terms of this Code. All Access Persons of the Company or the Adviser shall agree to certify on an annual basis (a form of which is attached as Schedule F) that they have complied with the requirements of this Code and that they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code.
Dated: July 31, 2008

SCHEDULE A

NGP CAPITAL RESOURCES COMPANY
NGP INVESTMENT ADVISOR, LP

REQUEST FOR PERMISSION TO
ENGAGE IN PERSONAL SECURITIES TRANSACTION

To the Clearing Officer:

On each of the dates proposed below, I hereby request permission to effect a transaction in securities as indicated below on behalf of myself, my family (spouse, minor children, or adults living in my household), trusts of which I am trustee of or other accounts in which I have a beneficial ownership interest or legal title.

(Use approximate dates and amounts of proposed transactions)

Name of Security	Proposed Date of Transaction	No. of Shares or Principal Amount	Dollar Amount of Transaction	Nature of Transaction (Purchase, Sale, Other)	Broker/Dealer or Bank	Share Price

Name: ____________________________________________

Position with Company: _______________________________

Date: ________________	Signature: __________________________________________

Permission Granted _____	Permission Denied _________

Date: ________________	Signature: __________________________________________
Clearing Officer

SCHEDULE B

NGP CAPITAL RESOURCES COMPANY
NPG INVESTMENT ADVISOR, LP

INITIAL REPORT OF SECURITIES

To the Compliance Officer:

On the date indicated, the following are Covered Securities of which I, my family (spouse, minor children, or adults living in my household) or trusts of which I am trustee, possessed direct or indirect “beneficial ownership.” If there were no such securities, I have so indicated by typing or printing “NONE.” I certify that all my personal securities accounts are listed below. I further certify that, other than those securities listed below, I hold no Covered Securities in which I may be deemed to have beneficial ownership other than in the personal securities accounts listed.*

Name of Security	No. of Shares or Principal Amount	Broker/Dealer or Bank	Account No.

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) any other transactions not required to be reported under the Code and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date: ________________	Signature: __________________________________________

Printed Name ________________________________________

Company: __________________________________________

Position with Company: ________________________________

* Information may be provided by attaching the most recent monthly statement for each account, along with confirmations of any transactions effected since the date of such statements. Information must be current as of a date no more than 45 days prior to the date the person becomes and Access Person.

SCHEDULE C

NGP CAPITAL RESOURCES COMPANY
NPG INVESTMENT ADVISOR, LP

QUARTERLY REPORT OF SECURITIES TRANSACTIONS

To the Compliance Officer:

I certify that this report, together with the confirmations and statements for any personal securities accounts as to which I have arranged for the Compliance Officer to receive duplicate confirmations and statements, identifies all transactions, if any, during the calendar quarter which were effected in securities of which I, my family (spouse, minor children, or adults living in my household), or trusts of which I am trustee, participated or acquired or disposed of, direct or indirect “beneficial ownership.” If no such transactions were effected, I have so indicated by typing or printing “NONE.” Use reverse side if additional space is needed.

Name of Security	Date	No. of Shares and Principal Amount	Dollar Amount of Transaction	Nature of Transaction (Purchase, Sale, Other)	Account	Executing Broker

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) any other transactions not required to be reported under the Code and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date: ________________	Signature: __________________________________________

Printed Name: _______________________________________

Company: __________________________________________

Position with Company: ________________________________

SCHEDULE D

NGP CAPITAL RESOURCES COMPANY
NPG INVESTMENT ADVISOR, LP

ANNUAL REPORT OF SECURITIES

To the Compliance Officer:

On the date indicated, the following are Covered Securities of which I, my family (spouse, minor children, or adults living in my household) or trusts of which I am trustee, possessed direct or indirect “beneficial ownership.” If there were no such securities, I have so indicated by typing or printing “NONE.” I certify that all my personal securities accounts are listed below. I further certify that, other than those securities listed below, I hold no Covered Securities in which I may be deemed to have beneficial ownership other than in the personal securities accounts listed.*

Name of Security	No. of Shares or Principal Amount	Broker/Dealer or Bank	Account No.

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) any other transactions not required to be reported under the Code and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date: ________________	Signature: __________________________________________

Printed Name: _______________________________________

Company: __________________________________________

Position with Company: ________________________________

* Information may be provided by attaching the most recent monthly statement for each account, along with confirmations of any transactions effected since the date of such statements

SCHEDULE E

CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS

Attention: Compliance Officer

I certify that I have read and understand the Amended and Restated Code of Ethics of NGP Capital Resources Company and NGP Investment Advisor, LP (the “Code”), a copy of which has been provided to me., I recognize that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein.

I hereby agree to certify on an annual basis that I have complied with the requirements of the Code and I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

I am a director of the following public and private companies:

.

IN WITNESS WHEREOF, the undersigned has caused this Certification to be executed and delivered as of the date hereof.

___________________________________________________

Name: _______________________________________

Title: ________________________________________

Dated: ___________________

SCHEDULE F

ANNUAL CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS

Attention: Compliance Officer

I certify that I have read and understand the Amended and Restated Code of Ethics of NGP Capital Resources Company and NGP Investment Advisor, LP (the “Code”), a copy of which has been provided to me., I recognize that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein.

I certify that I have complied in all respects with the requirements of the Code as in effect during the past year. I also certify that all transactions during the past year that were required to be reported by me pursuant to the Code have been reported in Quarterly Transaction Reports that I have filed or in confirmations and statements for my personal securities accounts that have been sent to you.

I am a director of the following public and private companies:

.

IN WITNESS WHEREOF, the undersigned has caused this Certification to be executed and delivered as of the date hereof.

___________________________________________________

Name: _______________________________________

Title: ________________________________________

Dated: ___________________